Exhibit 99.1

Celanese Corporation
222 West Las Colinas Blvd.
Suite 900N
Irving, Texas 75039
Celanese Corporation Completes Offering of
$500 Million of Senior Unsecured Notes
DALLAS, November 13, 2012 --- Celanese Corporation (NYSE: CE) today announced that its wholly-owned subsidiary, Celanese US Holdings LLC, successfully completed an offering of $500 million in aggregate principal amount of 4.625% senior unsecured notes due 2022.  In connection with completion of the offering, the company will repay $400 million of its existing senior secured credit facility indebtedness that was set to mature in 2016 and plans to use the remaining proceeds, together with cash on hand, to make a $100 million contribution to its U.S. pension plan.
“The execution of this transaction is consistent with Celanese's ongoing strategy of maintaining a flexible, low cost and stable capital structure and achieving an investment grade rating over time. In addition, the U.S. pension contribution will reduce Celanese's aggregate pension obligations,” said Steven Sterin, senior vice president and chief financial officer. “With this transaction, we further extended our debt maturity profile while reducing secured debt in our capital structure. We also continued to improve our credit profile.”
This press release shall not constitute an offer to sell or the solicitation of an offer to buy the offered notes, nor shall there be any sales of notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.
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Investor Relations	Media
Jon Puckett	Linda Beheler
Phone: +1 972 443 4965	Phone: +1 972 443 4924
Telefax: +1 972 443 8519	Telefax: +1 972 443 8519
Jon.Puckett@celanese.com	Linda.Beheler@celanese.com

About Celanese
Celanese Corporation is a global technology leader in the production of specialty materials and chemical products that are used in most major industries and consumer applications. Our products, essential to everyday living, are manufactured in North America, Europe and Asia. Known for operational excellence, sustainability and premier safety performance, Celanese delivers value to customers around the globe with best-in-class technologies. Based in Dallas, Texas, the company employs approximately 7,600 employees worldwide and had 2011 net sales of $6.8 billion, with approximately 73% generated outside of North America. For more information about Celanese Corporation and its global product offerings, visit www.celanese.com or the company's blog at www.celaneseblog.com.

Forward-Looking Statements
This release may contain “forward-looking statements,” which include information concerning the company's plans, objectives, goals, strategies, future revenues or performance, capital expenditures, financing needs and other information that is not historical information. When used in this release, the words “will,” “intends,” “expects,” “outlook,” “forecast,” “estimates,” “anticipates,” “projects,” “plans,” “believes,” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements are based upon current expectations and beliefs and various assumptions. There can be no assurance that the company will realize these expectations or that these beliefs will prove correct. There are a number of risks and uncertainties, many of which are beyond the company's control, that could cause actual results to differ materially from results expressed or implied in the forward-looking statements contained in this release. These include local and national economic, credit and capital market conditions, including prevailing interest rates; legal and regulatory developments, including changes to tax rates, applicable securities regulations or accounting standards; and changes in general economic, business, political and regulatory conditions in the countries or regions in which we operate. Any of these factors or others not named herein could cause the company's actual results to differ materially from those expressed as forward-looking statements. In addition, other risk factors that could cause actual results to differ materially from the forward-looking statements contained in this release include those that are discussed in the company's filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it is made, and the company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances.